                                                                    Exhibit 99.2

                         MBIA INC. RESTRICTED STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   SECTION 1.

                                     PURPOSE

         The Plan is intended to attract, retain and motivate the best qualified directors for the benefit of the Company and its shareholders and to provide such directors with an economic interest in the Company's Common Stock, thereby enhancing a long-term mutuality of interest between such directors and the Company's shareholders.

                                   SECTION 2.

                                   DEFINITIONS

         2.1   Definitions. Whenever used herein, the following terms shall have
               -----------
the respective meanings set forth below:

              (a) "Act" means the Securities Exchange Act of 1934, as amended.

              (b) "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

              (c) "Award Agreement" means the agreement, certificate or other instrument evidencing the grant of Restricted Stock under the Plan.

              (d) "Board" means the Board of Directors of the Company.

              (e) "Change in Control" shall mean the occurrence of any of the following events:

              (i) any person (within the meaning of Section 3(a)(9) of the Act),
               -
              including any group (within the meaning of Rule 13d-5(b) under the Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of securities of the

              Company representing 25% or more of the combined Voting Power of the Company's securities;

              (ii) within any 24-month period, the persons who were directors of
               --
              the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii);

              (iii) upon the consummation of a merger, consolidation, share
               ---
              exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event; or

              (iv) any other event occurs which the Board declares to be a
               --
              Change of Control.

              (f) "Code" means the Internal Revenue Code of 1986, as amended.

              (g) "Committee" means the Compensation and Organization Committee of the Board (or such other committee of the Board as the Board shall designate), which shall consist of two or more members, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3, as promulgated under the Act, and serving at the pleasure of the Board.

              (h) "Common Stock" means the common stock of the Company, par value $1.00 per share.

              (i) "Company" means MBIA Inc., a Connecticut corporation, and any successor thereto.

              (j) "Director" means any non-employee director of the Company.

              (k) "Disability", with respect to any Restricted Stock award, shall have the meaning assigned thereto in the Award Agreement evidencing such Restricted Stock award, or, if there is no such meaning assigned, shall mean a physical or mental disability or infirmity of a Participant, as defined in the long-term disability plan sponsored by the Company.

              (l) "Fair Market Value" means, as of any date of determination, the closing price of a share of Common Stock on a national securities exchange on the day immediately preceding the date of determination, as reported for such day in the Wall Street Journal, or the last bid price for a share of Common Stock on such immediately preceding day, as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such day, Fair Market Value shall mean the closing price or the last bid price, whichever is applicable, on the immediately preceding day on which Common Stock transactions were so reported.

              (m) "Participant" means any Director designated by the Committee to receive Restricted Stock under the Plan.

              (n) "Plan" means the MBIA Inc. Restricted Stock Plan for Non-Employee Directors, as set forth herein and as the same may be amended from time to time.

              (o) "Restriction Period" means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described to Section 6 of the Plan and any applicable Award Agreement.

              (p) "Restricted Stock" means Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 6 of the Plan.

              (q) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

              (r) "Voting Power" means such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and "Voting Securities" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

         2.2 Gender and Number. Except when otherwise indicated by the context,
             -----------------
words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3.

                          ELIGIBILITY AND PARTICIPATION

         Participants in the Plan shall be those Directors selected by the Committee to participate in the Plan from time to time.

SECTION 4.

                                 ADMINISTRATION

         4.1 Power to Grant and Establish Terms of Awards. The Committee shall
             --------------------------------------------
have the discretionary authority, subject to the terms of the Plan, to determine the Directors to whom Restricted Stock shall be granted and the terms and conditions of such Restricted Stock, including but not limited to the number of shares of Restricted Stock to be granted; the time or times at which Restricted Stock awards will vest; whether any restriction (including any provision as to vesting, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Restricted Stock award; the rights of a Participant (or his beneficiary or permitted transferee) with respect to Restricted Stock following the Participant's termination of service as a Director; whether and to what extent any Restricted Stock award may be transferred by the Participant; and the terms, provisions and conditions to be included in any Restricted Stock Award Agreement.

         In accordance with the terms of the Plan, the terms and conditions of each Restricted Stock award shall be determined by the Committee at the time of grant, and such terms and conditions may be subsequently changed by the Committee, in its discretion, provided that no such change may be effected which would adversely affect a Participant's rights with respect to a Restricted Stock award then outstanding, without the consent of such Participant. The Committee may establish different terms and conditions for different Participants receiving Restricted Stock and for the same Participant for each grant of Restricted Stock such Participant may receive, whether or not granted at different times.

         4.2 Administration. The Committee shall be responsible for the
             --------------
administration of the Plan. Any Restricted Stock granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee, by majority action thereof, has discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret and apply the provisions of the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company or to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes.

         4.3 Discretionary Authority of Committee. All of the powers and
             ------------------------------------
authority conferred upon the Committee pursuant to any term of the Plan shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                                   SECTION 5.

                              STOCK SUBJECT TO PLAN

         5.1 Number. Subject to the provisions of Section 5.3, the number of
             ------
shares of Common Stock available for Restricted Stock awards under the Plan (including shares that become available for grant pursuant to Section 5.2) may not exceed 100,000. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company.

         5.2 Canceled, Terminated, or Forfeited Awards. Any shares of Restricted
             -----------------------------------------
Stock which for any reason, expire, or are canceled, terminated or otherwise settled, without the issuance of shares of Common Stock shall again be available for award under the Plan.

         5.3 Adjustment in Capitalization. The aggregate number of shares of
             ----------------------------
Common Stock available for Restricted Stock awards under Section 5.1 or subject to outstanding Restricted Stock awards and the respective vesting criteria applicable to outstanding Restricted Stock awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any shares of Restricted Stock granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of

Common Stock covered by the Restricted Stock award would have been entitled to receive in connection with such event.

         Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Restricted Stock award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 6.5 or as otherwise provided by the Committee at or after the date any such award is made, be subject to the same terms and conditions, including vesting and restrictions on transfer, as are applicable to the Restricted Stock award with respect to which such shares, cash or other property is received and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.

                                   SECTION 6.

                             RESTRICTED STOCK AWARDS

         6.1 Grant of Restricted Stock. The Committee may grant Restricted Stock
             -------------------------
to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition to the grant of any shares of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Restricted Stock award. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

         6.2 Payment. Upon the expiration or termination of the Restriction
             -------
Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the Company shall cancel and direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant's ownership of such number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions, other than any imposed by applicable law. Upon request, the Company shall deliver to the Participant a stock certificate registered in such Participant's name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock, except as otherwise provided in Section 8.3 of the Plan.

At or after the date of grant, the Committee may accelerate the vesting of any award of Restricted Stock or waive any conditions to the vesting of any such award.

         6.3 Restriction Period; Restrictions on Transferability during
             ----------------------------------------------------------
Restriction Period. Unless otherwise determined by the Committee at or after the
------------------
date of grant, the Restriction Period applicable to any award of Restricted Stock shall lapse, and such shares of Restricted Stock shall become freely transferable, on the earlier of (i) the date of the Participant's termination of
                                 -
services as a Director due to death or Disability, (ii) the occurrence of a
                                                    --
Change in Control, (iii) the Company's failure to nominate the Participant for
                    ---
re-election as a Director (other than a failure to so nominate for "cause", as determined by a majority of the Board in accordance with the Company's By-Laws),
(iv) the failure by the Company's shareholders to elect the Participant as a
 --
Director at any shareholders meeting for which the Board had nominated such Participant for election, or (v) the 10/th/ anniversary of the date of grant for
                              -
such Restricted Stock award, subject in any such case to the Participant's continuous service as Director of the Company through such date. Except as provided in Section 8.1, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the completion of a minimum period of service, the satisfaction of performance goals or the occurrence of such event or events, as shall be determined by the Committee either at or after the time of grant.

         6.4 Termination of Services. Unless the Committee shall otherwise
             -----------------------
determine at or after the date of grant, if a Participant ceases to be a Director of the Company for any reason other than those specified in Section 6.3 at any time prior to the date when the Restriction Period lapses, all unvested shares of Restricted Stock owned by such Participant shall revert back to the Company upon the Participant's termination of service.

         6.5 Rights as a Stockholder. Unless otherwise determined by the
             -----------------------
Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.

         6.6 Legend. To the extent any stock certificate is issued to a
             ------
Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restriction Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

                  "The shares of stock represented by this certificate are subject to the terms and conditions contained in the MBIA Inc. Restricted Stock Plan for Non-Employee Directors and the Restricted Stock Award Agreement, dated as of ___________________, between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section
                  8.1 of the Plan or in such Restricted Stock
                  Award Agreement) until _______________."

Upon the lapse of the Restriction Period with respect to any such shares of Restricted Stock, the Company shall, upon the Participant's request, issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

                                   SECTION 7.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

         The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that no action of the Board may, without the consent of a Participant, alter or impair such Participant's rights under any previously granted Restricted Stock award.

                                   SECTION 8.

                            MISCELLANEOUS PROVISIONS

         8.1 Nontransferability of Awards. Unless the Committee shall permit an
             ----------------------------
award of Restricted Stock to be transferred to an immediate family member or a trust or partnership established by the Participant for estate planning purposes on such terms and conditions as it may specify, no shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. If any shares of Restricted Stock are transferred to a trust or partnership as contemplated by the previous sentence, all references herein and in the applicable Award Agreement to the Participant shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Participant.

         8.2 Beneficiary Designation. Each Participant under the Plan may from
             -----------------------
time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Restricted Stock outstanding at the Participant's death shall be paid to the Participant's surviving spouse, if any, or otherwise to or by his estate.

         8.3 Tax Withholding. The Company shall have the power to withhold, or
             ---------------
require a Participant to remit to the Company promptly upon notification of the amount due, an amount determined by the Company, in its discretion, to be sufficient to satisfy all Federal, state and local withholding tax requirements in respect of any Restricted Stock award and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.

         8.4 Indemnification. Each person who is or shall have been a member of
             ---------------
the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise.

         8.5 Requirements of Law. The granting of Restricted Stock and the
             -------------------
issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Committee.

         8.6 Governing Law. The Plan, and all agreements hereunder, shall be
             -------------
construed in accordance with and governed by the laws of the State of New York.

         8.7 Term of Plan. The Plan shall be effective upon its adoption by the
             ------------
Board. The Plan shall expire on the tenth anniversary of the date on which it is adopted by the Board (except as to Restricted Stock awards outstanding on that date), unless sooner terminated pursuant to Section 7.

         8.8 Notices. Each Participant shall be responsible for furnishing the
             -------
Committee with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

         8.9  Severability of Provisions. If any provision of this Plan shall be
              --------------------------
held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

         8.10 Incapacity. Any benefit payable to or for the benefit of a minor,
              ----------
an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

         8.11 Headings and Captions. The headings and captions herein are
              ---------------------
provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.